Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-61467 on Form S-8, Registration Statement Nos. 333-118861, 333-74490, 333-26743, Post-Effective Amendment No.1 on Registration Statement No. 333-74065 on Form S-3, Post-Effective Amendment No. 2 on Registration Statement No. 333-53679 on Form S-3, Post-Effective Amendment No. 3 on Registration Statement No. 333-39013 on Form S-3, Post-Effective Amendment No. 3 on Registration Statement No. 333-35561 on Form S-3, Post-Effective Amendment No. 333-36337 on Form S-3, and Registration Nos. 333-60595 and 333-59201 on Form S-3 of our reports dated March 28, 2008, relating to the financial statements and financial statement schedule of Cenveo, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes), and the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on the Company's internal control over financial reporting), appearing in this Annual Report on Form 10-K of Cenveo, Inc. for the year ended December 31, 2007.

 /S/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
March 28, 2008